Exhibit 4.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                UGC EUROPE, INC.

                     (hereinafter called the "Corporation")

                            Adopted August 29, 2003,
                        Effective as of September 3, 2003
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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                UGC EUROPE, INC.

                     (hereinafter called the "Corporation")

                                   ARTICLE I

                                     Offices

     Section 1.01 Business Offices. The Corporation may have such offices, either within or outside Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

     Section 1.02 Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in Delaware shall be as set forth in the certificate of incorporation of the Corporation, unless changed as provided by law.

                                   ARTICLE II

                                  Stockholders

     Section 2.01 Annual Meeting. An annual meeting of the stockholders shall be held on the second Thursday in the month of June of each year or on such other date as may be determined by the board of directors, beginning with the year 2003, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the Corporation.

     Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise required by applicable law or by the certificate of incorporation of the Corporation, may be called by (i) the chairman of the board, (ii) the president or chief executive officer or (iii) pursuant to a resolution approved by the affirmative vote of a majority of directors then in office. Such request shall state the purpose or purposes of the proposed special meeting. At a special meeting of stockholders only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

     Section 2.03 Place of Meeting. Each meeting of the stockholders shall be held at such place, either within or outside Delaware, as may be designated in the
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notice of meeting, or, if no place is designated in the notice, at the principal office of the Corporation.

     Section 2.04 Notice of Meetings. Except as otherwise required by applicable law, written notice of each meeting of the stockholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to notice of such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 2.05 Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.05 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.05.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

     To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by written proxy at the annual meeting to bring such business before the meeting.

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     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.05; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.05 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     Section 2.06 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as provided for in Section 3.06(b) below and except as may be otherwise provided in the certificate of incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.06 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.06.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

     To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of

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shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a written proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by written proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a written proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
2.06. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 2.07 Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of and to vote at the meeting in accordance with the provisions of Section 2.04.

     Section 2.08 Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, and not more than sixty (60) days prior to any other action. If no record date is fixed then the record date shall be, for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is

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waived, the close of business on the day next preceding the day on which the meeting is held, or, for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 2.09 Voting List. The officer of the Corporation who has charge of the stock books of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by written proxy, but no such written proxy shall be voted or acted upon after three years from its date, unless the written proxy provides for a longer period.

     Section 2.11 Quorum and Manner of Acting. Unless otherwise required by applicable law or the certificate of incorporation of the Corporation, at all meetings of stockholders, a majority of the combined voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote, present in person or represented by written proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares, voting as a single class, represented at a meeting at which a quorum is present in person or by written proxy and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise required by applicable law, the certificate of incorporation of the Corporation or these bylaws. In the absence of a quorum at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by written proxy, may adjourn the meeting from time to time in accordance with Section 2.07, until a quorum shall be present or so represented.

     Section 2.12 Voting of Shares. Unless otherwise provided in the certificate of incorporation of the Corporation, each stockholder entitled to vote shall have one vote for each outstanding share of capital stock held of record by such stockholder on each matter submitted to a vote of the stockholders. Cumulative voting shall not be allowed. Such votes may be cast in person or by written proxy as provided in Section 2.10. The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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     Section 2.13 Voting of Shares by Certain Holders.

          (a) Fiduciaries; Pledgors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered pledgee to vote thereon, in which case only the pledgee or his or her written proxy may represent such shares and vote thereon.

          (b) Joint Owners. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effects: (i) if only one votes, his or her act binds all;
(ii) if more than one votes, the act of the majority so voting binds all; (iii) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to any court having jurisdiction to appoint an additional person to act with the persons so voting the shares, in which case the shares shall then be voted as determined by a majority of such persons; and (iv) if a tenancy is held in unequal interests, a majority or even split for the purposes of subparagraph (iii) shall be a majority or even split in interest.

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     Section 2.14 Action Without Meeting.

          (a) Written Consent. Unless otherwise provided in the certificate of incorporation of the Corporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (which consent may be signed in counterparts). Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner required by the Delaware General Corporation Law, written consents signed by a sufficient number of stockholders to take the action are delivered to the corporation in the manner required by the Delaware General Corporation Law.

          (b) Determination of Stockholders Entitled to Act By Consent. For purposes of determining stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner required by the Delaware General Corporation Law. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the board of directors adopts the resolution taking such prior action.

          (c) Notice to Non-Consenting Stockholders. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 2.15 Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether

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adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;
(iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

     Section 2.16 Inspectors of Election. In advance of any meeting of the stockholders, the board of directors, by resolution, the chairman, chief executive officer or the president shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

                                  ARTICLE III

                               Board of Directors

     Section 3.01 Defined Terms. For purposes of this Article III, the following definitions shall apply:

          (1) "Affiliate" means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, forty percent (40%) or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

          (2) "Bankruptcy Court" shall mean the Bankruptcy Court for the Southern District of New York.

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          (3) "Disinterested Stockholder" shall mean, at any time of determination, with respect to any proposed Related Party Transaction, a stockholder of the Corporation that neither (a) is Related Party of the Corporation or (b) has a financial interest in the proposed Related Party Transaction that is materially different from the Corporation's stockholders generally.

          (4) "Effective Date" shall mean date upon which all conditions precedent to the consummation of the Plan of Reorganization have either been satisfied or, to the extent permitted in the Plan of Reorganization, duly waived and on which such day the Plan of Reorganization becomes effective and final.

          (5) "Governmental Entity" shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

          (6) "Judgment" shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

          (7) "Law" shall mean any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

          (8) "Lien" shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, "tag"- or "drag"- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever.

          (9) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

          (10) "Plan of Reorganization" shall mean the plan of reorganization entered into on December 3, 2002, under Chapter 11 of the United States Bankruptcy Code (Title 11, U.S. Code) for United Pan-Europe Communications N.V. and the Corporation (f/k/a New UPC, Inc.) (including all exhibits and schedules annexed thereto), as it may be altered, amended or modified from time to time as filed in the Bankruptcy Court.

          (11) "Related Party" shall, with respect to any Person, (the "First Person"), mean (1) any other Person (the "Second Person") having beneficial ownership of forty percent (40%) or more of the Voting Securities of such First Person and (2) any other Person, forty perent (40%) or more of whose Voting Securities are owned, controlled or held with power to vote, directly or indirectly, by that Second Person.

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          (12) "Restriction" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, written proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (x) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; (y) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; or (z) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

          (13) "Subsidiary" with respect to any Person means: (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such Person, or by such person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, controlled by or under common control with the respective person; (ii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination, (x) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (y) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company; or (iii) any other person (other than a corporation) in which such Person, a Subsidiary of such Person or such person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar restriction) or (y) in the absence of such a governing body, a majority ownership interest.

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          (14) "Voting Securities" shall mean, with respect to any Person, any equity interest of such Person having general voting power under ordinary circumstances to participate in the election of a majority of the governing body of such Person (irrespective of whether at the time any other class of equity interest of such Person shall have or might have voting power by reason of the happening of any contingency).

     Section 3.02 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the Delaware General Corporation Law or the certificate of incorporation of the Corporation.

     Section 3.03 Number, Tenure and Qualifications.

          (a) Subject to Section 3.03(b) below, the number of directors of the Corporation shall be as fixed from time to time by resolution of the board of directors. Except as otherwise provided in Section 3.06 or the certificate of incorporation of the Corporation, directors shall be elected at each annual meeting of stockholders, by a plurality of the votes present in person or represented by written proxy at the meeting and entitled to vote at the election of directors. Except as otherwise provided in the certificate of incorporation of the Corporation, each director shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the Corporation.

          (b) For a period beginning on the Effective Date and ending on the third anniversary of the Effective Date: (i) the board of directors of the Corporation shall be comprised of ten (10) members and (ii) the directors shall be divided into three classes, designated Class I, Class II and Class III. Class I and Class II shall each consist of four (4) members and Class III shall consist of two (2) members (the "Class III Directors"). The term of the Class I directors in office on the Effective Date shall terminate on the date of the annual meeting following the first anniversary of the Effective Date; the term of the Class II directors in office on the Effective Date shall terminate on the date of the annual meeting following the second anniversary of the Effective Date; and the term of successors to the Class I and Class II directors and the Class III directors in office on the Effective Date shall terminate on the date of the annual meeting following the third anniversary of the Effective Date or, in each case, upon such director's earlier death, resignation or removal. Any director of any class elected to fill a vacancy resulting from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class.

     Section 3.04 Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the chairman, president or secretary of the Corporation. A director's resignation shall take effect at the time specified therein, or, if no time is specified, immediately; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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

     Section 3.05 Removal.

     Except as otherwise provided in the certificate of incorporation of the Corporation, except for directors in office on the Effective Date, except as otherwise required by law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire board of directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors. Any reduction in the authorized number of directors shall not have the effect of shortening the term of any incumbent director unless such director is also removed from office in accordance with this Section 3.05.

     Section 3.06 Vacancies.

          (a) Subject to Section 3.06(b), unless otherwise provided in the certificate of incorporation of the Corporation, any vacancy, including any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the stockholders of the Corporation if there are no directors remaining. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to Section 3.06(b), when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office (as provided in this Section 3.06(a), including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this
Section 3.06(a) for the filling of vacancies not resulting from an increase in the number of directors.

          (b) Notwithstanding the foregoing, (i) for a period beginning on the Effective Date and ending on the third anniversary of the Effective Date, vacancies in any of the classes of directors shall be filled as provided in paragraph (a) above, and (ii) if there shall be a remaining Class III Director, nominations to fill vacancies in the Class III Directors shall be made by the remaining Class III Director, if any, but replacements to fill vacancies shall be approved by the Board of Directors.

     Section 3.07 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon thereafter as conveniently may be, at the time and place, either within or without Delaware, determined by the board, for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting. Failure to hold such a meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.08 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer or president. The person authorized to call special meetings of the board of directors may fix any convenient place, either within or outside Delaware, as the place for holding any special meeting of the board of directors called by such person.

     Section 3.09 Meetings by Telephone. Unless otherwise restricted by the certificate of incorporation of the Corporation, members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

     Section 3.10 Notice of Meetings. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director by mail or personal delivery (including delivery by private courier) not less than forty-eight (48) hours before the date of the meeting; by telephone, telegram, telex, cablegram or other similar method or electronic transmission on not less than twenty-four (24) hours notice, or such shorter notice as the person or persons calling the meeting may deem necessary or appropriate in the circumstances, and in the case of a meeting to be held pursuant to Section 3.08 notice may be given by telephone not less than twenty-four (24) hours prior thereto. The method of notice need not be the same to each director. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.11 Quorum and Manner of Acting. Except as otherwise may be required by law, the certificate of incorporation of the Corporation or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by written proxy or power of attorney at any meeting of the board of directors.

     Section 3.12 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of the proceedings of the board of directors or committee.

     Section 3.13 Executive and Other Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) amending the certificate of incorporation of the Corporation (except as permitted by the Delaware General Corporation Law with respect to fixing the terms and conditions of series of stock); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (e) amending the bylaws of the Corporation; and (f) unless the resolution of the board expressly so provides, declaring a dividend or authorizing the issuance of stock. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.07 (except as they relate to an annual meeting), 3.08 through 3.12 and 7.01 and 7.02 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the Corporation for inclusion in the corporate records.

     Section 3.14 Compensation. Unless otherwise restricted by the certificate of incorporation of the Corporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

     Section 3.15 Interested Directors. Subject to the approval requirements in
Section 3.16, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Subject to Section 3.16, common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     Section 3.16 Related Party Transactions. On the Effective Date, there shall be established a five (5) member committee with authority to approve Related Party Transactions (as defined below) (the "Related Party Transaction Committee") as set forth in this Section 3.16. The Related Party Transaction Committee shall consist of the two (2) Class III Directors and, as appointed by a majority of the Board of Directors, three (3) of the Class I and Class II directors.

         (b) During the period beginning on the Effective Date and ending on the third anniversary of the Effective Date, transactions by the Corporation or UPC with Persons (other than Subsidiaries of the Corporation) that, at the time of determination, are Related Parties of the Corporation with an aggregate value of greater than $10 million per year (excluding (i) performance of transactions in existence on September 30, 2002 that have been disclosed in the reports of United Pan-Europe Communications, N.V., ("UPC") filed with the United States Securities and Exchange Commission ("SEC"), (ii) completion of transactions described in Schedule A attached hereto, (iii) transactions, including, but not limited to, renewals or replacements of existing transactions, that are consistent with UPC's or its Subsidiaries' past practices, which past practices were disclosed in the UPC's reports filed with the SEC, and (iv) to the extent such transactions would otherwise constitute Related Party Transactions and are not otherwise described in clause (i), (ii) or (iii), transactions with respect to programming contracts, including, but not limited to, renewals or replacements of existing transactions, with any of Liberty Media Corporation, its Affiliates and/or its Subsidiaries, that, in the case of this clause (iv),
(a) are entered into in the ordinary course of business on commercially reasonable terms, and (b) are consistent with UPC's or its Subsidiaries' past practices) (a "Related Party Transaction") shall not be entered into unless approved by four (4) of the five (5) members of the Related Party Transaction Committee; provided that in the event that a proposed Related Party Transaction is rejected by the Related Party Transaction Committee, a majority of the Board of Directors of the Corporation may submit the matter to a vote of the stockholders of the Corporation and if such proposed Related Party Transaction is approved by a majority of the stockholders of the Corporation, including a majority of the Disinterested Stockholders, voting with respect to such Related Party Transaction, the proposed Related Party Transaction may be entered into.

     Section 3.17 Organization. At each meeting of the board of directors, the chairman of the board of directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The secretary of the corporation shall act as secretary at each meeting of the board of directors. In case the secretary shall be absent from any meeting of the board of directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all the assistant secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                   ARTICLE IV

                                    Officers

     Section 4.01 Number and Qualifications. The officers of the Corporation shall consist of a chairman of the board, a chief executive officer, a president, a secretary and such other officers, including a vice-chairman or vice-chairmen of the board, one or more vice-presidents, a treasurer and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the chief executive officer may elect or appoint such assistant and other subordinate officers, including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president or chief executive officer and secretary.

     Section 4.02 Election and Term of Office. Except as provided in Sections
4.01 and 4.06, the officers of the Corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders as provided in Section 3.07. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until the expiration of his or her term in office if elected or appointed for a specified period of time or until his or her earlier death, resignation or removal.

     Section 4.03 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

     Section 4.04 Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving written notice to the Corporation. An officer's resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05 Removal. Any officer may be removed at any time by the board of directors, or in the case of assistant and other subordinate officers, by the chief executive officer (whether or not such officer was appointed by the chief executive officer), whenever in its or his or her judgment, as the case may be, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

     Section 4.06 Vacancies. A vacancy occurring in any office by death, resignation, removal or otherwise may be filled by the board of directors, or, if such office may be filled by the chief executive officer as provided in
Section 4.01, by the chief executive officer, for the unexpired portion of the term.

     Section 4.07 Authority and Duties. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the chief executive officer, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or the board of directors, such officer shall follow the orders and instructions of the chief executive officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

          (a) Chairman of the Board. The chairman of the board, who shall be elected from among the directors, shall preside at all meetings of the stockholders and directors of the Corporation and shall have and may exercise all such powers and perform such other duties as may be assigned to him from time to time by the board of directors.

          (b) Chief Executive Officer. The chief executive officer shall, subject to the direction and supervision of the board of directors, (i) have general and active control of the Corporation's affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the chairman of the board, preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him by the board of directors.

          (c) President. The president shall, subject to the direction and supervision of the board of directors, perform all duties incident to the office of president and as from time to time may be assigned to him by the board of directors. At the request of the chief executive officer or in his or her absence or in the event of his or her inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have the powers and be subject to all the restrictions upon the chief executive officer.

          (d) Vice-President. The vice-president, if any (or if there is more than one then each vice-president), shall assist the chief executive officer and shall perform such duties as may be assigned to him by the chief executive officer or by the board of directors. Assistant vice-presidents, if any, shall have the powers and perform the duties as may be assigned to them by the chief executive officer or by the board of directors.

          (e) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the board of directors and any committees of the board of directors; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

          (f) Treasurer. The treasurer shall: (i) be the chief financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the board of directors;
(ii) receive and give receipts and acquittances for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer and the board of directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the chief executive officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer. If there is no treasurer, these duties shall be performed by the secretary, a vice-president, or the chief executive officer or other person appointed by the board of directors.

     Section 4.08 Surety Bonds. The board of directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                                   ARTICLE V

                                      Stock

     Section 5.01 Issuance of Shares. The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. Every issuance of shares shall be recorded on the books of the Corporation maintained for such purpose by or on behalf of the Corporation.

     Section 5.02 Stock Certificates; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates, except that the board of directors may, in accordance with applicable provisions of law, authorize the issuance of some or all of any or all classes or series of stock of the Corporation without certificates. If shares are represented by certificates (or if a holder of uncertificated shares requests his or her shares to be represented by a certificate), each certificate shall be signed by or in the name of the Corporation by the chairman or a vice-chairman of the board of directors, the chief executive officer, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors.

     Section 5.03 Payment for Shares. Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration shall be paid in such form and in such manner as the directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock issued by the Corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the Corporation in such form and the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares pursuant to statute.

     Section 5.04 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

     Section 5.05 Transfer of Shares. Upon presentation and surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the Corporation. No transfer of shares shall be effective until it has been entered on such books. The Corporation or a transfer agent of the Corporation may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

     Section 5.06 Registered Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 5.07 Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI

                                 Indemnification

     Section 6.01 Definitions. For purposes of this Article, the following terms shall have the meanings set forth below:

          (a) Code. The term "Code" means the Delaware General Corporation Law as it exists on the date of the adoption of this Article and as it may hereafter be amended from time to time, but in the case of any amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the Corporation to provide at the date of the adoption of this Article and prior to the amendment.

          (b) Corporation. The term "Corporation" means the Corporation and, in addition to the resulting or surviving Corporation, any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (c) Expenses. The term "expenses" means the actual and reasonable expenses (including but not limited to expenses of investigation and preparation and fees and disbursements of counsel, accountants or other experts) incurred by a party in connection with a proceeding.

          (d) Liability. The term "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or expense incurred with respect to a proceeding.

          (e) Party. The term "party" means any individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding by reason of the fact that he is or was a director, officer or employee of the Corporation and any individual who, while a director, officer or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic Corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A party shall be considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

          (f) Proceeding. The term "proceeding" means any threatened, pending or completed action, suit or proceeding, or any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the Corporation), and whether formal or informal.

     Section 6.02 Right to Indemnification. The Corporation shall indemnify any party to a proceeding against liability incurred in, relating to or as a result of the proceeding to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.02, indemnification would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code).

     Section 6.03 Advancement of Expenses. In the event of any proceeding in which a party is involved or which may give rise to a right of indemnification under this Article, following written request to the Corporation by the party, the Corporation shall pay to the party, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.03, advancement of expenses would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code), amounts to cover expenses incurred by the party in, relating to or as a result of such proceeding in advance of its final disposition.

     Section 6.04 Burden of Proof. If under applicable law the entitlement of a party to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that the party did not act in accordance with such standard shall rest with the Corporation. A party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that the party has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by a party shall be made by the board of directors of the Corporation or such other body or persons as may be permitted by the Code. Subject to any express limitation of the Code, if so requested by the party, such determination and evaluation as to the reasonableness of the amounts claimed by the party shall be made by independent counsel who is selected by the party and approved by the Corporation (which approval shall not be unreasonably withheld). For purposes of this Article, unless otherwise expressly stated, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that a party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     Section 6.05 Notification and Defense of Claim. Promptly after receipt by a party of notice of the commencement of any proceeding, the party shall, if a claim in respect thereof is to be made against the Corporation under this Article, notify the Corporation in writing of the commencement thereof; provided, however, that delay in so notifying the Corporation shall not constitute a waiver or release by the party of any rights under this Article. With respect to any such proceeding: (a) the Corporation shall be entitled to participate therein at its own expense; (b) any counsel representing the party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the party and to the Corporation; and (c) the Corporation shall have the right, at its option, to assume and control the defense or settlement thereof, with counsel satisfactory to the party. If the Corporation assumes the defense of the proceeding, the party shall have the right to employ its own counsel, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of such proceeding shall be at the expense of the party unless (i) the employment of such counsel has been specifically authorized by the Corporation, (ii) the party shall have reasonably concluded that there may be a conflict of interest between the Corporation and the party in the conduct of the defense of such proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors' and officers' liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless the party and the Corporation concur in writing that the insurance carrier's doing so is undesirable. The Corporation shall not be liable under this Article for any amounts paid in settlement of any proceeding effected without its written consent. The Corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on a party without the party's written consent. Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the Corporation or the party.

     Section 6.06 Enforcement. The right to indemnification and advancement of expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the Corporation denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days after the written request for indemnification or advancement of expenses is received. If successful in whole or in part in such suit, the party's expenses incurred in bringing and prosecuting such claim shall also be paid by the Corporation. Whether or not the party has met any applicable standard of conduct, the court in such suit may order indemnification or the advancement of expenses as the court deems proper (subject to any express limitation of the Code).

Further, the Corporation shall indemnify a party from and against any and all expenses and, if requested by the party, shall (within ten (10) business days of such request) advance such expenses to the party, which are incurred by the party in connection with any claim asserted against or suit brought by the party for recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether the party is unsuccessful in whole or in part in such claim or suit.

     Section 6.07 Proceedings by a Party. The Corporation shall indemnify or advance expenses to a party in connection with any proceeding (or part thereof) initiated by the party only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

     Section 6.08 Subrogation. In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the Corporation.

     Section 6.09 Other Payments. The Corporation shall not be liable under this Article to make any payment in connection with any proceeding against or involving a party to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder. A party shall repay to the Corporation the amount of any payment the Corporation makes to the party under this Article in connection with any proceeding against or involving the party, to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of such amount.

     Section 6.10 Insurance. So long as any party who is or was an officer or director of the Corporation may be subject to any possible proceeding by reason of the fact that he is or was an officer or director of the Corporation (or is or was serving in any one or more of the other capacities covered by this Article during such person's tenure as officer or director), if the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, such officer or director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage applicable to any then current officer or director of the Corporation, or the Corporation shall purchase and maintain in effect for the benefit of such officer or director one or more valid, binding and enforceable policy or policies of directors' and officers' liability insurance providing, in all respects, coverage at least comparable to that provided to any then current officer or director at the Corporation.

     Section 6.11 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights to which a party may have or hereafter acquire under any law, provision of the articles of incorporation, any other or further provision of these bylaws, vote of the stockholders or directors, agreement or otherwise. The Corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any agent of the Corporation not otherwise covered by this
Article in accordance with and to the fullest extent permitted by the Code.

     Section 6.12 Applicability; Effect. The rights to indemnification and advancement of expenses provided in this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that he served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any rights or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and each party covered hereby.

     Section 6.13 Severability. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any Sections this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.

                                  ARTICLE VII

                                  Miscellaneous

     Section 7.01 Notice. Whenever written notice is required by law, the certificate of incorporation of the Corporation or these bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the certificate of incorporation of the Corporation or these bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

     Section 7.02 Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation of the Corporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by written proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice unless required by these bylaws to be included in the notice of such meeting.

     Section 7.03 Presumption of Assent. A director or stockholder of the Corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

     Section 7.04 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the Corporation the chairman of the board, chief executive officer, president, secretary, treasurer or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a written proxy or proxies to represent the Corporation at all meetings of the stockholders of any other Corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chairman of the board, chief executive officer, president, secretary, treasurer or any vice-president, in person or by substitute or written proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

     Section 7.05 Seal. The corporate seal of the Corporation shall be in such form as adopted by the board of directors, and any officer of the Corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the Corporation.

     Section 7.06 Fiscal Year. The fiscal year of the Corporation shall be as established by the board of directors.

     Section 7.07 Amendments. These bylaws may be amended or repealed and new bylaws adopted by the board of directors or, subject to the certificate of incorporation of the Corporation, by the stockholders entitled to vote; provided, however, that for a period beginning on the Effective Date (as defined in Article III) and ending on the third anniversary of the Effective Date, prior approval by four (4) of the five (5) members of the Related Party Transaction Committee shall be required to amend, alter, change or repeal or to adopt any provision as part of these bylaws inconsistent with the purposes and intent of
Section 3.16 as it relates to the Related Party Transaction Committee.

                                 INDEX TO BYLAWS
                                       OF
                                UGC EUROPE, INC.

                                                                            Page

                                    ARTICLE I
                                     Offices

Section 1.01          Business Offices........................................1
Section 1.02          Registered Office.......................................1

                                   ARTICLE II
                                  Stockholders


Section 2.01          Annual Meeting..........................................1
Section 2.02          Special Meetings........................................1
Section 2.03          Place of Meeting........................................1
Section 2.04          Notice of Meetings......................................2
Section 2.05          Nature of Business at Meetings of Stockholders..........2
Section 2.06          Nomination of Directors.................................3
Section 2.07          Adjournments............................................4
Section 2.08          Fixing Date for Determination of Stockholders of
                        Record................................................4
Section 2.09          Voting List.............................................5
Section 2.10          Proxies.................................................5
Section 2.11          Quorum and Manner of Acting.............................5
Section 2.12          Voting of Shares........................................5
Section 2.13          Voting of Shares by Certain Holders.....................6
Section 2.14          Action Without Meeting..................................7
Section 2.15          Conduct of Meetings.....................................7
Section 2.16          Inspectors of Election..................................8

                                   ARTICLE III
                               Board of Directors

Section 3.01          Defined Terms............................................8
Section 3.02          General Powers..........................................11
Section 3.03          Number, Tenure and Qualifications.......................11
Section 3.04          Resignation.............................................11
Section 3.05          Removal.................................................12
Section 3.06          Vacancies...............................................12
Section 3.07          Regular Meetings........................................12
Section 3.08          Special Meetings........................................13
Section 3.09          Meetings by Telephone...................................13
Section 3.10          Notice of Meetings......................................13
Section 3.11          Quorum and Manner of Acting.............................13

Section 3.12          Action Without a Meeting................................13
Section 3.13          Executive and Other Committees..........................13
Section 3.14          Compensation............................................14
Section 3.15          Interested Directors....................................14
Section 3.16          Related Party Transactions..............................15
Section 3.17          Organization............................................16

                                   ARTICLE IV
                                    Officers

Section 4.01          Number and Qualifications...............................17
Section 4.02          Election and Term of Office.............................17
Section 4.03          Compensation............................................17
Section 4.04          Resignation.............................................17
Section 4.05          Removal.................................................17
Section 4.06          Vacancies...............................................18
Section 4.07          Authority and Duties....................................18
Section 4.08          Surety Bonds............................................19

                                    ARTICLE V
                                      Stock

Section 5.01          Issuance of Shares......................................19
Section 5.02          Stock Certificates; Uncertificated Shares...............20
Section 5.03          Payment for Shares......................................20
Section 5.04          Lost Certificates.......................................20
Section 5.05          Transfer of Shares......................................20
Section 5.06          Registered Holders......................................21
Section 5.07          Transfer Agents, Registrars and Paying Agents...........21

                                   ARTICLE VI
                                 Indemnification

Section 6.01          Definitions.............................................21
Section 6.02          Right to Indemnification................................22
Section 6.03          Advancement of Expenses.................................22
Section 6.04          Burden of Proof.........................................22
Section 6.05          Notification and Defense of Claim.......................23
Section 6.06          Enforcement.............................................23
Section 6.07          Proceedings by a Party..................................24
Section 6.08          Subrogation.............................................24
Section 6.09          Other Payments..........................................24
Section 6.10          Insurance...............................................24
Section 6.11          Other Rights and Remedies...............................24
Section 6.12          Applicability; Effect...................................25
Section 6.13          Severability............................................25

                                   ARTICLE VII
                                  Miscellaneous

Section 7.01          Notice..................................................25
Section 7.02          Waivers of Notice.......................................26
Section 7.03          Presumption of Assent...................................26
Section 7.04          Voting of Securities by the Corporation.................26
Section 7.05          Seal....................................................27
Section 7.06          Fiscal Year.............................................27
Section 7.07          Amendments..............................................27

                                      iii